Exhibit 10.2
FIRST AMENDMENT TO
SUBSCRIPTION AGREEMENT

THIS FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT (this “Amendment”), is entered into as of June 13, 2016, by and between Meridian Waste Solutions, Inc., a New York corporation (the "Company") and the undersigned subscriber (the “Subscriber”).

WITNESSETH:

WHEREAS, pursuant to a private placement offering (the “Initial Offering”), the Subscriber and the Company entered into that certain Subscription Agreement on June 3, 2016 (the “Original Agreement”), pursuant to which the Subscriber purchased certain shares of the common stock of the Company (“Common Stock”) at a price of $1.30 per share, and pursuant to which the Company issued to the Subscriber that certain Common Stock Purchase Warrant;

WHEREAS, the Company has amended the terms of the Initial Offering (as amended, the “Offering”) to reflect a purchase price of $1.12 per share;

WHEREAS, the Company and the Subscriber desire to amend the Original Agreement to reflect the amended terms of the Offering and make such other changes as are necessary in accordance therewith (as amended, the “Agreement”).

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree to amend the Original Agreement, as follows:

1.     The first recital of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“WHEREAS, effective June 3, 2016, the Company commenced an offering of up to Three Million Dollars ($3,000,000) of shares of the Company’s common stock, par value $0.025 per share (the “Common Stock”), at a price of $1.30 per share to certain accredited investors for a period of 60 days (the “Original Offering”);”
2.     The following is hereby added to the Original Agreement as a new second recital:
“WHEREAS, effective June 13, 2016, the Company has amended the terms of the Original Offering herein to reflect a price of $1.12 per share (the “Offering”);”
3. The Company hereby agrees to issue to Subscriber [●] shares of Common Stock to reflect the terms of the Offering.

4. The Company hereby agrees to issue to Subscriber a replacement warrant to reflect the terms of the Offering and the issuance of additional shares of Common Stock in connection therewith.
5. Except as otherwise provided herein, all other terms and conditions of the Agreement, as so amended remain unchanged and are hereby ratified and confirmed.
6. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of New York, excluding any conflict of laws, rule or principle that might refer the governance of construction of this Amendment to the law of another jurisdiction.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has executed this Amendment as of the date and year first above written.

MERIDIAN WASTE SOLUTIONS, INC. By: ____________________________ Name: Jeffrey Cosman. Title: Chief Executive Officer [SUBSCRIBER] _____________________________